      As filed with the Securities and Exchange Commission on June 23, 1999
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                         GENESIS MICROCHIP INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  ------------

      NOVA SCOTIA, CANADA                                         NONE
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                          165 COMMERCE VALLEY DRIVE W.
                               THORNHILL, ONTARIO
                                     L3T 7V8
                                 (905) 889-5400
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  ------------

                         1997 EMPLOYEE STOCK OPTION PLAN
                PARADISE ELECTRONICS, INC. 1997 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                  ------------

                                  PAUL M. RUSSO
                          GENESIS MICROCHIP CORPORATION
                               1871 LANDINGS DRIVE
                             MOUNTAIN VIEW, CA 94043
                                 (650) 428-4277
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  ------------

                                   COPIES TO:
                             FRANCIS S. CURRIE, ESQ.
                           ANTON T. COMMISSARIS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

                                  ------------

                                  CALCULATION OF REGISTRATION FEE
==================================================================================================
   TITLE OF EACH CLASS               AMOUNT      PROPOSED MAXIMUM  PROPOSED MAXIMUM    AMOUNT OF
    OF SECURITIES TO                 TO BE        OFFERING PRICE      AGGREGATE       REGISTRATION
      BE REGISTERED                REGISTERED       PER SHARE       OFFERING PRICE        FEE
--------------------------------------------------------------------------------------------------
Common Shares, no par value
approved for issuance under
the 1997 Employee Stock
Option Plan......................    506,748        $24.69(1)       $12,511,608.12      $3,478.00
--------------------------------------------------------------------------------------------------
Common Shares, no par value
approved for issuance under the
Paradise Electronics, Inc. 1997
Stock Option Plan ...............    533,315(2)      $3.72(3)        $1,983,931.80        $552.00
--------------------------------------------------------------------------------------------------
TOTALS                             1,040,063                        $14,495,539.92      $4,030.00
==================================================================================================

-------------
(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price as reported on the Nasdaq National Market on June 22, 1999. The indicated number of shares to be registered represents additional shares issuable under the listed plans that are not covered by prior registration statements.

(2) All options outstanding under the Paradise Electronics, Inc. 1997 Stock Option Plan (the "Paradise Options") are exercisable for the Registrant's Common Shares. The Paradise Options were assumed by the Registrant pursuant to the Registrant's acquisition of Paradise Electronics, Inc., by way of merger, effective May 28, 1999. The exercise price per share is determined by dividing the exercise price for Paradise Options by the conversion ratio of .19214, which was used in the merger.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computated based on the weighted average exercise price for Paradise Options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Registrant's annual report on Form 20-F for the fiscal year ended May 31, 1998 (File No. 000- 29592), filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Registrant's Registration Statement on Form 6-K (File No. 000-29592), as filed with the Securities and Exchange Commission on February 8, 1999.

     (c) The Registrant's Quarterly Reports on Forms 6-K and 10-Q for the fiscal quarters ended August 31, 1998 and February 28, 1999, filed pursuant to Section 13 of the Exchange Act.

     (d) The Registrant's current report on Form 8-K, as filed with the Securities and Exchange Commission on June 11, 1999 (File No. 000-29592).

     (e) The description of the Registrant's Common Shares to be offered hereby is contained in the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 23, 1999 (File No. 333-76937), including any amendment or report filed for the purpose of updating such description.


     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to this registrations statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Rule 411(b) of the Securities Act of 1933, as amended, we hereby incorporate by reference Part II Item 20 of the Registrant's Registration Statement on Form S-4, including any amendments thereto (File No. 333-76937), filed with the Securities and Exchange Commission on April 23, 1999.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number
-------
   4.1      The Registrant's 1997 Employee Stock Option Plan, as amended on October 27,
            1998 is incorporated herein by reference to the Registrant's Registration
            Statement on Form S-8 (File No. 333-70469) filed with the Commission on
            January 12, 1999.

   4.2      Paradise Electronics, Inc. 1997 Stock Option Plan and forms of agreements thereunder.

   5.1      Opinion of Stewart McKelvey Stirling Scales regarding the validity of the securities being registered.

  23.1      Consent of KPMG LLP.

  23.2      Consent of counsel (contained in Exhibit 5.1).

  24.1      Power of Attorney (contained in pages II-4 and II-5).


ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Thornhill, Ontario, Canada, on this 23rd day of June, 1999.

                                           GENESIS MICROCHIP INCORPORATED

                                        By: /s/ I. Eric Erdman
                                           -------------------------------------
                                           I. Eric Erdman
                                           Chief Financial Officer and Secretary


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul M. Russo and I. Eric Erdman, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                        TITLE                        DATE
--------------------------------------------------------------------------------
/s/ Paul M. Russo                Chairman, Chief Executive         June 23, 1999
------------------------------   Officer and authorized U.S.
Paul M. Russo                    Representative

/s/ I. Eric Erdman               Vice President, Finance and       June 23, 1999
------------------------------   Administration, Chief Financial
I. Eric Erdman                   Officer, Chief Accounting
                                 Officer and Secretary

/s/ Brian S. Campbell            Director                          June 23, 1999
------------------------------
Brian S. Campbell

/s/ James E. Donegan             Director                          June 23, 1999
------------------------------
James E. Donegan

/s/ George A. Duguay             Director                          June 23, 1999
------------------------------
George A. Duguay

         SIGNATURE                        TITLE                        DATE
--------------------------------------------------------------------------------

/s/ Alexander S. Lushtak         Director                          June 23, 1999
------------------------------
Alexander S. Lushtak

/s/ Lawrence G. Finch            Director                          June 23, 1999
------------------------------
Lawrence G. Finch

/s/ William H. Welling           Director                          June 23, 1999
------------------------------
William H. Welling

                                INDEX TO EXHIBITS

Exhibit
Number                                    EXHIBIT DOCUMENT
-------     ---------------------------------------------------------------------------
   4.1      The Registrant's 1997 Employee Stock Option Plan, as amended on October 27,
            1998 is incorporated herein by reference to the Registrant's Registration
            Statement on Form S-8 (File No. 333-70469) filed with the Commission on
            January 12, 1999.

   4.2      Paradise Electronics, Inc. 1997 Stock Option Plan and forms of agreements thereunder.

   5.1      Opinion of Stewart McKelvey Stirling Scales regarding the validity of the securities being registered.

  23.1      Consent of KPMG LLP.

  23.2      Consent of counsel (contained in Exhibit 5.1).

  24.1      Power of Attorney (contained in pages II-4 and II-5).